Exhibit 99.1

Adial Pharmaceuticals Receives $1.2 Million in Proceeds Through the Exercise of Warrants

Enhances Balance Sheet; Funds to be Utilized for Phase 3 Clinical Trial of AD04

Charlottesville, VA – January 24, 2019 – Adial Pharmaceuticals, Inc. (NASDAQ:ADIL; ADILW) www.adialpharma.com, a clinical-stage biopharmaceutical company focused on the development of medicines for addiction, today announced that it has received $1.2 million in capital through the voluntary exercise of previously outstanding warrants to purchase 243,100 shares of its common stock. Additionally, 125,000 shares were issued as part of the cashless exercise of warrants.

“I am pleased to report that we have received $1.2 million in proceeds through the recent exercise of our outstanding warrants,” commented William Stilley, CEO of Adial Pharmaceuticals. “We have also seen a reduction in the number of potential shares issuable under our warrants, due to the cashless exercise of non-trading warrants.”

“We remain focused on the operations and milestones related to our Phase 3 clinical trial of AD04 for Alcohol Use Disorder and AD04’s initial development for Opioid Use Disorder. The simplification of our capital structure and strengthening of our balance sheet due to the exercise of these warrants reduces risk, advances our mission, and, therefore, creates value for our shareholders,” added Mr. Stilley. “We appreciate this vote of support from our warrant holders. Their actions have provided us additional capital to use in our planned clinical activities as we push to help those suffering from the terrible affliction of addiction.”

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted therapeutic agent for the treatment of alcohol use disorder (“AUD”). A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). The Company plans to commence a Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. AD04 is also believed to have the potential to treat other addictive disorders such as opioid use disorder, gambling, and obesity.

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based upon current beliefs, expectations and assumptions and include statements regarding commencing Phase 3 clinical trials in the first half of 2019 and the expected benefit AD04 will bring to patients . Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability commence the Phase 3 clinical trials in the first half of 2019, the ability of AD04 therapy to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our  ability to promote or commercialize our product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our registration statement on Form S-1 that we have filed with the SEC and the final prospectus. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:
Crescendo Communications, LLC

David Waldman

Tel: +1 212-671-1021

Email: dwaldman@crescendo-ir.com